Supplement dated June 1, 2007

To PROSPECTUS SUPPLEMENT DATED May 14, 2007

(To Prospectus dated February 26, 2007)

$2,569,967,000
(Approximate)

MASTR Adjustable Rate Mortgages Trust 2007-3,
Mortgage Pass-Through Certificates, Series 2007-3

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor)

Wells Fargo Bank, N.A.
(Master Servicer and Trust Administrator)

The prospectus supplement dated May 14, 2007 to the prospectus dated February 26, 2007 with respect to the above captioned series is hereby amended as follows:

1.

The last paragraphs under “Description of the Offered Certificates—Distribution of Group 1 Available Funds” and “—Distribution of Group 2 Available Funds” on pages S-90 and S-96, respectively, both of which state:

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryovers that remain after the class principal balance of the related certificates is reduced to zero will be extinguished.

are hereby deleted in their entirety.

UBS Investment Bank